                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 17, 1999


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                        76-0506313
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                            950 Echo Lane, Suite 350
                              Houston, Texas 77024
              (Address of principal executive offices) (Zip code)

                                 (713) 467-6268
              (Registrant's telephone number including area code)

ITEM 5.  OTHER EVENTS

         On March 17, 1999, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced that it has agreed to acquire 12 dealership franchises in three markets with aggregate revenues of $275 million in 1998. The total consideration for the dealerships is approximately $32 million in cash and 595,000 shares of Group 1 common stock. The acquisitions are subject to customary closing conditions, including approval of various manufacturers, government agencies and the completion of due diligence.

         On March 17, 1999, the Company issued a press release relating to the transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

         (c) 99.1 Press Release of Group 1 Automotive, Inc., dated as of March 17, 1999, reporting on the transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Group 1 Automotive, Inc.

April 6, 1999                          By: /s/ Scott L. Thompson
------------------                         -------------------------------------
Date                                       Scott L. Thompson, Senior Vice President,
                                           Chief Financial Officer and Treasurer

                                 EXHIBIT INDEX



   Exhibit
   Number              Description
   ------              -----------

     99.1     Press Release of Group 1 Automotive, Inc., dated as of March 17, 1999, reporting on the transactions.